Exhibit 10.1
                          SECURITIES PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           BIOPHAN TECHNOLOGIES, INC.,
                                       AND
                                  MYOTECH, LLC


                          Dated as of November 30, 2005



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                          SECURITIES PURCHASE AGREEMENT

      This Agreement dated as of November 30, 2005 is entered into by and between Myotech, LLC, a New York limited liability company (the "Company"), and Biophan Technologies, Inc., a Nevada corporation (the "Purchaser").

      In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

      1. Authorization; Sale of Units.

            1.1 Authorization. The Company has, or before the Initial Closing (as defined in Section 2.1) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of up to 7,968,083 Class A Units (the "Class A Units"), having the rights, privileges, preferences and restrictions set forth in the Articles of Organization of the Company (the "Articles of Organization") and the Company's Operating Agreement, as amended and restated to date (the "Operating Agreement").

            1.2 Sale of Units.

                  (a) Subject to the terms and conditions of this Agreement, upon the completion of all of the conditions set forth in Section 2.1 below, which is expected to occur on or before December 13, 2005 (the "Initial Closing"), the Company hereby agrees to sell and issue to the Purchaser in accordance with the funding schedule to be mutually agreed upon by the parties hereto prior to the Initial Closing and to attached as an exhibit hereto prior to the Initial Closing (the "Initial Funding Schedule"), and the Purchaser hereby unconditionally agrees to purchase for cash in accordance with the Initial Funding Schedule, an aggregate of 802,568 Class A Units for an aggregate purchase price equal to $2,225,000 (including the $300,000 previously advanced by Purchaser to the Company as of the date hereof (referred to herein as the "Advance")) (the "Initial Commitment"). The Initial Commitment shall be paid in accordance with Initial Funding Schedule by wire transfer of immediately available funds to an account designated by the Company. Promptly following receipt by the Company of funds in accordance with the Initial Funding Schedule, but in no event later than three (3) business days after such receipt, the Company shall deliver to Purchaser a certificate representing the applicable number of Class A Units based upon a purchase price per unit equal to $2.8035.

                  (b) Subject to the terms and conditions of this Agreement, at the Initial Closing, Purchaser hereby agrees to sell and issue to the Company 4,923,020 shares of the Purchaser's common stock, $0.005 par value per share (the "Purchaser Common Stock") based on a price of $2.10 per share, in exchange for 3,687,719 Class A Units of the Company (the "Exchange Units"); provided however, 738,453 shares of Purchaser Common Stock will be held in escrow pursuant to Section 7 hereof.

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                  (c) Subject to the terms and conditions of this Agreement, at the Additional Closings (as defined in Section 2.2), the Company will sell and issue to the Purchaser, and the Purchaser will purchase, Class A Units for the purchase price of $2.8035 per unit (based upon a pre-money valuation of $19,200,000) (the "Purchase Price") in accordance with the funding schedules referenced in Section 2.2 below. The Class A Units sold under this Agreement are referred to as the "Units".

            1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Units for product development and other general corporate purposes pursuant to the budget attached hereto as Exhibit F.

      2. Closings.

            2.1 The Initial Closing. Subject to the terms and conditions of this Agreement, the Initial Closing of the sale and purchase of Units under this Agreement shall take place at the offices of Morgan, Lewis & Bockius, LLP, 502 Carnegie Center, Princeton, New Jersey (or remotely via the exchange of documents and signatures) on December 13, 2005 or such other time and place as mutually agreed between the Company and the Purchaser (the "Initial Closing Date"). The conditions to the execution of this Agreement and/or the Initial Closing are as follows:

                  (a) Upon the execution of this Agreement, the Company, Mark P. Anstadt, Jeffrey L. Helfer, Stuart G. MacDonald, BioMed Solutions, LLC, as members of the Company, and the Purchaser shall execute and deliver the Rights Agreement in the form attached hereto as Exhibit A (the "Rights Agreement"), and on or prior to the Initial Closing, George L. Anstadt shall execute and deliver the Rights Agreement;

                  (b) Upon the execution of this Agreement, the Company and the Purchaser shall execute and deliver the Lock-Up Agreement in the form attached hereto as Exhibit B (the "Lock-Up Agreement");

                  (c) On or prior to the Initial Closing, each of the Company and George L. Anstadt, George W. Anstadt, Mark P. Anstadt, Jeffrey L. Helfer, Stuart G. MacDonald, Michael L. Weiner and Robert J. Wood shall execute and deliver the Non-Competition and Non-Solicitation Agreement in the form to be mutually agreed upon by the parties hereto and to be attached hereto as Exhibit C-1 prior to the Initial Closing (the "Company Non-Competition and Non-Solicitation Agreement"), and the Purchaser shall execute and deliver the Non-Competition and Non-Solicitation Agreement in the form to be mutually agreed upon by the parties hereto and to be attached hereto as Exhibit C-2 prior to the Initial Closing (the "Purchaser Non-Competition and Non-Solicitation Agreement");

                  (d) Upon the execution of this Agreement and on or prior to the Initial Closing, the Company shall deliver to the Purchaser certificates, as of the most recent practicable dates as to the corporate good standing of the Company issued by the Secretary of State of the State of New York;

                  (e) On or prior to the Initial Closing, the Company shall deliver to the Purchaser the Articles of Organization of the Company, as amended and in effect as of the Initial Closing Date, certified by the Secretary of State of the State of New York;

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                  (f) (i) At the Initial Closing, the Company shall deliver to the Purchaser a Certificate of the Secretary of the Company attesting as to the Operating Agreement of the Company; and (ii) upon the execution of this Agreement, the Company shall deliver to the Purchaser a Certificate of the Secretary of the Company attesting as to (A) the signatures and titles of the officers of the Company executing this Agreement or any of the other agreements to be executed and delivered by the Company at the Initial Closing, and (B) resolutions of the Board of Managers and members of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby;

                  (g) At the Initial Closing, the Company shall deliver to the Purchaser a Certificate, executed by an officer and/or managing member of the Company and dated as of the Initial Closing representing that (i) each representation and warranty of the Company contained in Section 3 shall be true and complete on and as of the date of the Initial Closing with the same effect as though such representation and warranty had been made on and as of that date (for purposes of clarity, the Purchaser shall not be required to consummate the purchase of the Units if there is a material adverse change to any representation or warranty on the date of the Initial Closing), (ii) all consents and approvals required to be obtained by the Company have been obtained, and (iii) all closing conditions required to be performed by the Company have been performed as of the Initial Closing;

                  (h) On or prior to the Initial Closing, Buchanan Ingersoll, P.C., intellectual property counsel for the Company, shall deliver to the Purchaser an opinion, dated the Initial Closing Date, in the form to be agreed upon by the parties hereto and to be attached hereto as Exhibit D-1 prior to the Initial Closing, and a law firm to be mutually acceptable to the parties hereto and acting as transaction counsel for the Company, shall deliver to the Purchaser an opinion, dated the Initial Closing Date, in the form to be agreed upon by the parties hereto and to be attached hereto as Exhibit D-2 prior to the Initial Closing;

                  (i) Within one business day following the Initial Closing, the Company shall deliver to the Purchaser a certificate representing the Exchange Units;

                  (j) Within three business days following the Initial Closing, the Purchaser or its transfer agent shall deliver to the Company a certificate representing the Purchaser Common Stock (less the shares held in escrow pursuant to Section 7 below), and the Purchaser or its transfer agent shall deliver to the escrow agent (as referred to in Section 7 below) a certificate representing the shares of Purchaser Common Stock held in escrow pursuant to Section 7 below;

                  (k) On or prior to the Initial Closing, the Company and the Purchaser shall have agreed on four development milestones to occur during the 24 month period following the Initial Closing as set forth on Exhibit E;

                  (l) On or prior to the Initial Closing, the Company, the Purchaser and the Purchaser's Board of Directors shall have agreed on (i) a detailed product development plan, (ii) a clinical and regulatory plan, (iii) a timetable and (iv) a detailed monthly budget for the $12,000,000 as set forth on Exhibit F, that may be received by the Company pursuant to the Additional Closings (as defined in Section 2.2) net of the Advance;

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                  (m) On or prior to the Initial Closing, the Company agrees to establish and announce the formation of a cardiovascular business unit to be headed by Jeffrey L. Helfer and to enter into a two-year employment agreement with Mr. Helfer (containing all usual and customary provisions for a position of this nature) substantially in the form to be agreed upon by the parties hereto and to be attached hereto as Exhibit G prior to the Initial Closing;

                  (n) On or prior to the Initial Closing, the Company shall enter into a two-year consulting agreement with George L. Anstadt, D.V.M. (containing provisions for payment at the rate of $4,000 per month) substantially in the form to be agreed upon by the parties hereto and to be attached hereto as Exhibit H prior to the Initial Closing and grant Mr. Anstadt, at the Initial Closing, options to purchase 50,000 shares of the Purchaser's common stock, pursuant to the terms of the Purchaser's 2001 Stock Option Plan (the option price to be the price of the Purchaser's common stock on the date of the Initial Closing with 50% of such options vesting on the date of the Initial Closing and the balance vesting one year thereafter);

                  (o) On or prior to the Initial Closing, the Company shall enter into a one-year renewable consulting agreement with Mark P. Anstadt, M.D. (containing provisions for payment at the rate of $1,250 per month) substantially in the form to be agreed upon by the parties hereto and to be attached hereto as Exhibit I prior to the Initial Closing;

                  (p) On or prior to the Initial Closing, the Company and Advanced Resuscitation, LLC ("ARL") shall have previously agreed to enter into a revised license agreement, which shall have been approved by the Purchaser, in the form to be agreed upon by the parties hereto and to be attached hereto as Exhibit J prior to the Initial Closing;

                  (q) The Company shall deliver to the Purchaser, no later than 71 days after the Initial Closing, any audited financial statements of the Company required by the Purchaser pursuant to Regulation S-X of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), required to be disclosed by the Purchaser pursuant to the rules and regulations of the Exchange Act;

                  (r) If the Company so elects, on or prior to the Initial Closing, the Company shall have obtained a satisfactory fairness opinion; and

                  (s) On or prior to the Initial Closing, the Company shall deliver to the Purchaser (i) usual and customary agreements set forth in Section 3.17(a) below in the form reasonably satisfactory to the Purchaser and with those persons reasonably requested by the Purchaser, (ii) complete and accurate membership interest ledger of the Company, and (iii) all intellectual property materials reasonably requested by the Purchaser and its counsel and in the form reasonably satisfactory to the Purchaser and its counsel.

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            2.2 Additional Closings. At the Purchaser's sole discretion, additional purchases of up to an aggregate of 3,477,796 Units may be made by the Purchaser from the Company in accordance with the requirements set forth in this
Section 2.2 at one or more closings (each, an "Additional Closing"), up to the completion date of the Fourth Milestone (as defined below). Each Additional Closing and the Initial Closing are collectively referred to as the "Closings" and the date of each Additional Closing and the Initial Closing are collectively referred to as the "Closing Dates." Each Additional Closing shall take place at the offices of Morgan, Lewis & Bockius, LLP, 502 Carnegie Center, Princeton, New Jersey (or remotely via the exchange of documents and signatures). The Purchase Price at the Additional Closings shall be paid by wire transfer of immediately available funds. The Company shall revise and update the deliverables set forth in Sections 2.1(d), 2.1(e), 2.1(f) and 2.1(g) for each Additional Closing.

                  (a) Within ten (10) days following receipt of notice from the Company (such notice referred to in subsection (d) below) of completion by the Company of the good start milestone (the "First Milestone"), which has a start date of October 1, 2005 and a projected completion date of March 31, 2006, as set forth on Exhibit E, the Purchaser, at its sole discretion, shall provide written notice to the Company whether it will fund the systems design milestone (the "Second Milestone"), which currently has a projected start date of April 1, 2006 and a projected completion date of September 30, 2006, as set forth on Exhibit E. In the event Purchaser elects to fund the Second Milestone, such election shall be irrevocable and thereafter the Company shall sell and issue to the Purchaser in accordance with the funding schedule to be agreed upon by the parties hereto by the completion date of the First Milestone (the "Second Milestone Funding Schedule") and the Purchaser shall purchase for cash in accordance with the Second Milestone Funding Schedule, an aggregate of 1,239,522 Class A Units for an aggregate purchase price equal to $3,475,000 (the "Second Milestone Commitment"). The Second Milestone Commitment shall be paid in accordance with Second Milestone Funding Schedule by wire transfer of immediately available funds to an account designated by the Company. Promptly following receipt by the Company of funds in accordance with the Second Milestone Funding Schedule, the Company shall deliver to Purchaser a certificate representing the applicable number of Class A Units based upon a purchase price per unit equal to $2.8035.

                  (b) Within ten (10) days following receipt of notice from the Company of completion by the Company of the Second Milestone, the Purchaser, at its sole discretion, shall provide written notice to the Company whether it will fund the final product design milestone (the "Third Milestone"), which currently has a projected start date of April 1, 2007 and a projected completion date of September 30, 2007, as set forth on Exhibit E. In the event Purchaser elects to fund the Third Milestone, such election shall be irrevocable and thereafter the Company shall sell and issue to the Purchaser in accordance with the funding schedule to be agreed upon by the parties hereto by the completion date of the Second Milestone (the "Third Milestone Funding Schedule") and the Purchaser shall purchase for cash in accordance with the Third Milestone Funding Schedule, an aggregate of 1,355,449 Class A Units for an aggregate purchase price equal to $3,800,000 (the "Third Milestone Commitment"). The Third Milestone Commitment shall be paid in accordance with Third Milestone Funding Schedule by wire transfer of immediately available funds to an account designated by the Company. Promptly following receipt by the Company of funds in accordance with the Third Milestone Funding Schedule, the Company shall deliver to Purchaser a certificate representing the applicable number of Class A Units based upon a purchase price per unit equal to $2.8035.

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                  (c) Within ten (10) days following receipt of notice from the
Company of completion by the Company of the Third Milestone, the Purchaser, at its sole discretion, shall provide written notice to the Company whether it will fund the pre-production and preparation for clinical trials milestone (the "Fourth Milestone"), which currently has a projected start date of April 1, 2007 and a projected completion date of September 30, 2007, as set forth on Exhibit
E. In the event Purchaser elects to fund the Fourth Milestone, such election shall be irrevocable and thereafter the Company shall sell and issue to the Purchaser in accordance with the funding schedule to be agreed upon by the parties hereto by the completion date of the Third Milestone (the "Fourth Milestone Funding Schedule") and the Purchaser shall purchase for cash in accordance with the Fourth Milestone Funding Schedule, an aggregate of 891,742 Class A Units for an aggregate purchase price equal to $2,500,000 (the "Fourth Milestone Commitment" and collectively with the Initial Commitment, the Second Milestone Commitment and the Third Milestone Commitment, the "Commitments" and each individually, a "Commitment"). The Fourth Milestone Commitment shall be paid in accordance with Fourth Milestone Funding Schedule by wire transfer of immediately available funds to an account designated by the Company. Promptly following receipt by the Company of funds in accordance with the Fourth Milestone Funding Schedule, the Company shall deliver to Purchaser a certificate representing the applicable number of Class A Units based upon a purchase price per unit equal to $2.8035.

                  (d) Upon completion of each of the First Milestone, Second Milestone, Third Milestone and Fourth Milestone, the Company shall provide written representation to the Purchaser, signed by the Company's Chief Executive Officer, that such milestone has been met.

            2.3 Warrant Coverage.

                  (a) The Purchaser shall receive .25 warrants for each Class A Unit purchased by Purchaser hereunder (the "Warrants"). Such warrants shall be issued to the Purchaser by the Company simultaneously with the issuance of Class A Units in accordance with Sections 2.1(a) and 2.2 above and shall be exercisable upon issuance with a warrant price equal to $2.8035 per unit and a warrant term of seven years from the date of issuance.

                  (b) The warrants issued at the Closings, together with the Class A Units issuable upon exercise of such warrants and the Units, are referred to as the "Securities."

                  (c) The warrants issued at the Closings shall be in the form to be agreed upon by the parties hereto and to be attached hereto as Exhibit K prior to the Initial Closing.

            2.4 Purchaser's Election Not to Make a Commitment or Purchaser's Failure to Fund.

                  (a) In the event the Purchaser either (i) elects at any time not to make, or fails to timely elect to make, a Commitment (a "Non-Election"), or (ii) fails to actually remit funds in accordance with the applicable funding schedule with respect to a Commitment to which Purchaser has previously agreed after a 15-day cure period (a "Funding Default"), then in any such case, the Company shall have the right to terminate this Agreement. In connection with such termination, the Company, at its option, shall have the right to require Purchaser to pay a termination fee of $250,000 (the "Termination Fee Event") for which the Purchaser shall receive Class A Units, at $2.8035 per unit.

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                  (b) Upon a Non-Election, the Purchaser hereby agrees to
consent to an exception to the Lock-Up Agreement whereby the Company shall be permitted to sell up to such number of shares of Purchaser Common Stock equal to $500,000 divided by the closing price per share of Purchaser Common Stock on such Non-Election date, through a broker who is selected by the Purchaser, and such sales shall be spread over a 45-day period and in accordance with applicable securities laws.

                  (c) Upon a Funding Default, the Purchaser hereby agrees to consent to an exception to the Lock-Up Agreement whereby the Company shall be permitted to sell up to such number of shares of Purchaser Common Stock that is equal to the unfunded portion of the Commitments divided by the closing price per share of Purchaser Common Stock on such Funding Default date, through a broker who is selected by the Purchaser, and such sales shall be spread over a 65-day period and in accordance with applicable securities laws.

                  (d) Upon a Funding Default or a Non-Election, the Company shall have the right, at its option, to buy back up to that number of Units determined by multiplying (i) 1,843,860 by (ii) the Repurchase Factor (as defined below), for the consideration set forth in Section 2.4(e) below (the "Repurchase Units"). The Repurchase Factor shall be based upon the following formula:

                       X = A
                           --
                           B

           Where:      X = the Repurchase Factor;

                       A  =  $12,000,000 minus the aggregate dollar amount
                             that the Purchaser actually paid to the Company hereunder; and

                       B  =  $12,000,000.

                  (e) The purchase price for the Repurchase Units shall be based upon the following formula:

            For each Class A Unit to be repurchased by the Company, the Company shall transfer to the Purchaser 1.335 ($2.8035 divided by $2.10) shares of the Purchaser Common Stock.

            2.5 Acceleration. Provided that a Non-Election or a Funding Default shall not have occurred, in the event that the Company actually receives an aggregate amount of funds sufficient to complete clinical trials, the Purchaser shall have the right to accelerate its funding of the milestones set forth in
Section 2.2 simultaneous with such investor(s) investment (the "Acceleration Option"). If the Purchaser exercises the Acceleration Option, the Purchaser shall pay to the Company an additional $412,000 in cash (the "Acceleration Option Payment"). Notwithstanding anything to the contrary set forth in the Rights Agreement (including the restrictions set forth in Section 3 thereof), in the event Purchaser exercises its Acceleration Option, a majority of the Founding Members (as defined in the Rights Agreement) shall have the right to declare and pay a dividend or otherwise make a distribution equal to the Acceleration Option Payment and in the manner determined by a majority of the Founding Members.

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      3. Representations of the Company. Except as disclosed by the Company in
Exhibit L hereto which will be provided by the Company to the Purchaser on or prior to the Initial Closing and at each subsequent Closing, the Company hereby represents and warrants to the Purchaser as set forth in this Section 3. Exhibit L shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3, and the disclosures in any section or subsection of Exhibit L shall qualify only the corresponding section or subsection of this Section 3, unless otherwise specified.

            3.1 Organization and Standing. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York and has full limited liability power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and all other agreements required to be executed by the Company at or prior to the Initial Closing pursuant to Section 2 (the "Ancillary Agreements"). The Company has furnished to the Purchaser complete and accurate copies of its Articles of Organization and Operating Agreement, each as amended to date and presently in effect. The Company has at all times complied in all material respects with all provisions of its Articles of Organization and Operating Agreement and is not in default under, or in violation of, any such provision.

            3.2 Subsidiaries, Etc. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise.

            3.3 Capitalization.

                  (a) The authorized units of the Company (immediately prior to the Initial Closing) consists of (i) 10,000,000 Class A Units, of which 5,819,321 units are issued and outstanding, and (ii) 10,000,000 Class B Units, of which 1,029,300 are issued and outstanding.

                  (b) Exhibit L will include a complete and accurate list, as of the date of the Initial Closing, of the holders of units of the Company, showing the number of units, and the class or series of such units, held by each member and (for units other than Class A Units) the number of Class A Units (if any) into which such units are convertible, both immediately prior to and immediately following the Initial Closing. Exhibit L will also indicate that all outstanding Class A Units that constitute restricted units or that are otherwise subject to a repurchase or redemption right, indicating the name of the applicable member, the vesting schedule (including any acceleration provisions with respect thereto), and the repurchase price payable by the Company. All of the issued and outstanding units of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding units of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws.

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                  (c) Exhibit L will include a complete and accurate list, as of the date of the Initial Closing of: (i) all unit option plans and other unit or equity-related plans of the Company (the "Company Unit Plans"), indicating for each Company Unit Plan the number of Class A Units issued to date under such Plan, the number of units subject to outstanding options under such Plan and the number of units reserved for future issuance under such Plan; (ii) all holders of outstanding options to purchase Class A Units ("Company Unit Options"), indicating with respect to each Company Unit Option the Company Unit Plan under which it was granted, the number of Class A Units subject to such Company Unit Option, the exercise price, the date of grant and the vesting schedule
(including any acceleration provisions with respect thereto); and (iii) all holders of warrants or other rights (other than Company Unit Options and convertible preferred units) to purchase or acquire units of the Company ("Company Warrants"), indicating with respect to each Company Warrant the agreement or other document under which it was granted, the number of units, and the class or series of such units, subject to such Company Warrant, the exercise price, the date of issuance and the expiration date thereof. The Company has furnished to the Purchaser complete and accurate copies of all Company Unit Plans, if any, forms of all unit option agreements evidencing Company Unit Options and all Company Warrants, if any. All of the units of the Company subject to Company Unit Options and Company Warrants will be, upon issuance pursuant to the exercise of such instruments, duly authorized, validly issued.

                  (d) Except as set forth in this Section 3.3 or Exhibit L, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any units of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any of its units any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its units or any interest therein or to pay any dividend or to make any other distribution in respect thereof (other than distributions for the payment of taxes, if any), and (iv) there are no outstanding or authorized unit appreciation, phantom unit or similar rights with respect to the Company.

                  (e) Except for the Ancillary Agreements and the Operating Agreement, there is no agreement, written or oral, between the Company and any holders of its securities, or, among any holder of its securities, relating to the sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or "drag-along" rights), registration under the Securities Act of 1933, as amended (the "Securities Act"), or voting, of the units of the Company.

            3.4 Issuance of Units. The issuance, sale and delivery of the Securities in accordance with this Agreement have been, or will be on or prior to the Initial Closing, duly authorized by all necessary limited liability company action on the part of the Company, and all such units have been duly reserved for issuance. The Securities when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement will be duly and validly issued, and free of restrictions on transfer other than restrictions imposed or created under this Agreement, the Ancillary Agreements or the Operating Agreement, by applicable law, or by the Purchaser.

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            3.5 Authority for Agreement; No Conflict. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action. This Agreement has been, and the Ancillary Agreements when executed at the Initial Closing will be, duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, except as may be limited by bankruptcy or other equitable principles. The execution and delivery of this Agreement and the Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby and the compliance with their respective provisions by the Company will not (a) conflict with or violate any provision of the Articles of Organization or Operating Agreement of the Company, (b) require on the part of the Company any filing with, or any permit, order, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law).

            3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Company in connection with the offer, issuance, sale and delivery of the Units or the other transactions to be consummated at the Initial Closing, as contemplated by this Agreement and the Ancillary Agreements, except such filings as shall have been made prior to and shall be effective on and as of the Initial Closing and such filings required to be made after the Initial Closing under applicable federal and state securities laws. Based on the representations made by the Purchaser in
Section 4 of this Agreement, the offer and sale of the Units to the Purchaser will be in compliance with applicable federal and state securities laws.

            3.7 Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, threatened, against the Company or any of the members, which questions the validity of this Agreement, the Ancillary Agreements or the right of the Company or any of the members to enter into any such agreements, or which might result, either individually or in the aggregate, in a material adverse effect on the business, assets or financial condition of the Company taken as a whole (a "Company Material Adverse Effect"). There is no litigation pending, or, to the best of the Company's knowledge, threatened, against the Company, or, to the Company's knowledge, any of the members, or any of its employees by reason of the past employment relationships of any of the members or employees, the proposed activities of the Company, or negotiations by the Company with possible investors in the Company. The Company is not subject to any outstanding judgment, order or decree. For purposes of this Agreement, the terms "knowledge", "to the best of the Company's knowledge" and similar terms shall mean the actual present awareness of George L. Anstadt, George W. Anstadt, Mark
P. Anstadt, Jeffrey L. Helfer, Stuart G. MacDonald, Michael Weiner and Robert Wood, without independent investigation.

            3.8 Financial Statements. The Company has furnished to the Purchaser a complete and accurate copy of (a) the federal Form 1065 - U.S. Return of Partnership Income of the Company for the year 2003, (b) the reviewed financial statements of the Company as of and for the year ended December 31, 2004 as prepared by Eldredge, Fox & Porretti, LLP, Certified Public Accountants, on the income tax basis of accounting, and (c) interim financial statements as of and for the ten months ended October 31, 2005 (the "Interim Statements") prepared on the income tax basis of accounting by the Company (collectively, the "Financial Statements"). The Financial Statements are in accordance with the books and records of the Company, and present fairly the financial condition and results of operations of the Company, on the income tax basis, at the dates and for the periods indicated.

            3.9 Absence of Undisclosed Liabilities. The Company does not have any liability (whether known or unknown and whether absolute or contingent), except for (a) liabilities shown on the balance sheet of the Company (the "Balance Sheet") included in the Interim Statements (the "Balance Sheet Date"),
(b) liabilities which have arisen since the Balance Sheet Date in the ordinary course of business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet and which would not, either individually or in the aggregate, have or result in a Company Material Adverse Effect.

            3.10 Absence of Changes. Since the Balance Sheet Date, there has been no material adverse change in the business, financial condition, or results of operations of the Company, other than changes occurring in the ordinary course of business (which ordinary course changes have not, individually or in the aggregate, had a Company Material Adverse Effect).

            3.11 Taxes.

                  (a) All Tax Returns required to have been filed by or with respect to the Company have been duly filed. All Taxes (whether or not shown on any Tax Return) due and payable by the Company have been paid, and the provisions in the Financial Statements for current Taxes of the Company that are not yet due and payable are sufficient for all unpaid Taxes of the Company.

                  (b) Since its organization, the Company has all times been treated as a partnership for U.S. federal income tax purposes. The Company is not and has never been a publicly traded partnership within the meaning of
Section 7704 of the Code. No election has been made for the Company to be taxed as a corporation for U.S. federal income tax purposes.

                  (c) The Company is not a party to any current agreement extending the time within which to file any Tax Return. No claim has ever been made by any taxing authority in a jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

                  (d) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. The Company is not a party to any agreement, plan, contract or arrangement that would result, individually or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. The Company has not agreed to and is not required to make by reason of a change in accounting method or otherwise, or could be required to make by reason of a proposed or threatened change in accounting method or otherwise, any adjustment under Section 481(a) of the Code.

                  (e) No issues have been raised in any examination by any taxing authority with respect to the Company which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. No Tax Returns of the Company currently are the subject of audit or, pursuant to notification of a pending audit or otherwise, are expected to be audited. Schedule 3.11(e) (i) lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1999, (ii) indicates those Company Tax Returns that have been audited, and (iii) indicates those Company Tax Returns that currently are the subject of audit.

                  (f) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency. The Company has not received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes. The Company is not a party to any Tax allocation or sharing agreement.

                  (g) None of the assets of the Company constitute tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code. The Company is not a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code. The Company has not participated in a "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4(b) or a "potentially abusive tax shelter" within the meaning of Section 6112(b) of the Code.

                  (h) For purposes of this Agreement, the following terms shall have the following meanings:

                        (i) "Code" means the Internal Revenue Code of 1986, as amended.

                        (ii) "Taxes" means (A) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, escheat, abandoned property, property, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever and
(B) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause
(A).

                        (iii) "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            3.12 Property and Assets. The Company has good title to, or a valid leasehold interest in, all of its material properties and assets, including all properties and assets reflected in the Balance Sheet, except those disposed of since the date thereof in the ordinary course of business, and none of such properties or assets is subject to any Security Interest other than those identified in the Balance Sheet or in Exhibit L.

            3.13 Intellectual Property.

                  (a) Exhibit L will list (i) each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor owned by or licensed to the Company and (ii) each Customer Deliverable (as defined below) of the Company.

                  (b) The Company owns or has the right to use all Intellectual Property (as defined below) necessary (i) to develop, use, manufacture, market and distribute the Customer Deliverables and (ii) to operate the Internal Systems (as defined below). The Company has taken all reasonable measures to protect the proprietary nature of each item of Company Intellectual Property (as defined below), and to maintain in confidence all trade secrets and confidential information, that it owns or uses. No other person or entity has any rights to any of the Company Intellectual Property owned by the Company (except pursuant to agreements or licenses specified in Exhibit L), and no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property.

                  (c) None of the Customer Deliverables, or the research and development, marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity, and neither the marketing, distribution, provision or use of any Customer Deliverables currently under development by the Company will, when such Customer Deliverables are commercially released by the Company, infringe or violate, or constitute a misappropriation of, any Intellectual Property rights that exist today of any person or entity. None of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. Exhibit L will list any complaint, claim or notice, or written threat thereof, received by the Company alleging any such infringement, violation or misappropriation; and the Company has provided to the Purchaser complete and accurate copies of all written documentation in the possession of the Company relating to any such complaint, claim, notice or threat. The Company has provided to the Purchaser complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes known to the Company concerning any Company Intellectual Property.

                  (d) Exhibit L will identify each license or other agreement pursuant to which the Company has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property. Except as to be described in Exhibit L, the Company has not agreed to indemnify any person or entity against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Company Intellectual Property.

                  (e) Exhibit L will identify each item of Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it (excluding off-the-shelf software programs licensed by the Company pursuant to "shrink wrap" licenses).

                  (f) The Company has not disclosed the source code for any software developed by it, or other confidential information constituting, embodied in or pertaining to such software, to any person or entity, except pursuant to the agreements to be listed in Exhibit L, and the Company has taken reasonable measures to prevent disclosure of such source code.

                  (g) All of the copyrightable materials incorporated in or bundled with the Customer Deliverables have been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Company. No portion of such copyrightable materials was jointly developed with any third party.

                  (h) The Customer Deliverables and the Internal Systems are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

                  (i) For purposes of this Agreement, the following terms shall have the following meanings:

                        (i) "Customer Deliverables" shall mean (A) the products that the Company (1) currently manufactures, markets, sells or licenses or (2) currently plans to manufacture, market, sell or license in the future and (B) the services that the Company (1) currently provides or (2) currently plans to provide in the future.

                        (ii) "Internal Systems" shall mean the internal systems of the Company that are used in its business or operations, including, computer hardware systems, software applications and embedded systems.

                        (iii) "Intellectual Property" shall mean all: (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations; (B) trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof; (C) copyrights and registrations and applications for registration thereof; (D) mask works and registrations and applications for registration thereof; (E) computer software, data and documentation; (F) inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (G) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and (H) copies and tangible embodiments thereof.

                        (iv) "Company Intellectual Property" shall mean the Intellectual Property owned by or licensed to the Company and incorporated in, underlying or used in connection with the Customer Deliverables or the Internal Systems.

            3.14 Insurance. The Company maintains valid policies of workers' compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by companies engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

            3.15 Material Contracts and Obligations. Exhibit L will set forth a list of all material agreements or commitments of any nature (whether written or oral) to which the Company is a party or by which it is bound, including without limitation (a) any agreement which requires future expenditures by the Company in excess of $10,000 per annum or which might result in payments to the Company in excess of $10,000 per annum, (b) any employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, unit option, unit purchase and similar plans and arrangements, (c) any distributor, sales representative or similar agreement, (d) any agreement with any current or former member, officer, director or managing member of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, (e) any agreement under which the Company is restricted from carrying on any business anywhere in the world, (f) any agreement relating to indebtedness for borrowed money, (g) any agreement for the disposition of a material portion of the Company's assets (other than for the sale of inventory in the ordinary course of business), (h) any agreement for the acquisition of the business or securities or other ownership interests of another party or (i) any other agreement that is material to the operations, business or finances of the Company other than this Agreement. The Company has delivered to the Purchaser copies of the foregoing agreements (or an accurate summary of any oral agreement). All of such agreements and contracts are valid and binding obligations of the Company and are in full force and effect in accordance with their terms. Neither the Company, nor, to the best of the Company's knowledge, any other party thereto, is in default of any of its obligations under any of the agreements or contracts to be listed on Exhibit L.

            3.16 Compliance. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its present business and has all material permits and licenses required thereby. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the best of the Company's knowledge, of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to result in or have a Company Material Adverse Effect. To the best of the Company's knowledge, none of the members nor any other employee of the Company is in violation of any term of any contract or covenant with the Company relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation.

            3.17 Employees.

                  (a) Exhibit L will list all current and former employees (including full-time, part-time and shared employees (referred to as the "Employees")) of the Company, and the title and relationship of each person with the Company. All current and former Employees of the Company (including the members) have executed and delivered non-disclosure and assignment of inventions agreements, copies of which have been delivered to the Purchaser, and all of such agreements are in full force and effect. All current Employees of the Company (including its members and those consultants to be mutually agreed upon by the Company and the Purchaser) will have executed and delivered non-competition and non-solicitation agreements with the Company prior to the Initial Closing in the form mutually acceptable to the Purchaser and the Company, and all of such agreements will be in full force and effect at the Initial Closing. All current and former consultants of the Company that have performed development work or provided technical services to the Company or have otherwise had access to confidential or proprietary information of the Company have executed and delivered non-disclosure and assignment of inventions agreements, copies of which have been delivered to the Purchaser, and all of such agreements are in full force and effect.

                  (b) To the Company's knowledge, no employee of the Company has plans to terminate his or her employment relationship with the Company. The Company has complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers' compensation insurance and the payment of social security and other Taxes. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive of which the Company has knowledge) or, to the best of the Company's knowledge, threatened. Exhibit L sets forth a list of all agreements between any member or officer of the Company and a previous employer of such person that contains non-competition or non-solicitation covenants. The Company has delivered copies of all such agreements referenced in this Section 3.17(b) to the Purchaser. To the Company's knowledge, no employee of the Company is obligated under any contract or subject to any judgment, decree or administrative order that would conflict or interfere with (i) the performance of the employee's duties as an employee, director or officer of the Company, or (ii) the Company's business as conducted or proposed to be conducted.

                  (c) Exhibit L sets forth the annual salary and any bonus arrangements of each member, if any, and each other officer of the Company.

            3.18 ERISA. The Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.

            3.19 Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its members and its Board of Managers and committees thereof. The unit ledger of the Company is complete and accurate and reflects all issuances, transfers, repurchases and cancellations of units of the Company.

            3.20 Permits. Exhibit L will set forth a list of all material permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity ("Permits") issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct its business as presently conducted, except for those the absence of which would not have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the best of the Company's knowledge, no suspension or cancellation of such Permit is threatened and to the Company's knowledge there is no basis for believing that such Permit will not be renewable upon expiration.

            3.21 Environmental Matters.

                  (a) The Company has complied in all material respects with all applicable Environmental Laws (as defined below). There is no pending or, to the best of the Company's knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, "Environmental Law" shall mean any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (vii) health and safety of employees and other persons; and
(viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

                  (b) The Company has no liabilities or obligations arising from the release of any Materials of Environmental Concern (as defined below) into the environment. For purposes of this Agreement, "Materials of Environmental Concern" shall mean any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery
Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

                  (c) The Company is not a party to or bound by any court order, administrative order, consent order or other agreement between the Company and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

                  (d) Set forth in Exhibit L is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to the Purchaser.

            3.22 Board of Managers. The members of the Board of Managers are the following persons: George L. Anstadt, George W. Anstadt, Mark P. Anstadt, Jeffrey L. Helfer, Stuart G. MacDonald and Michael L. Weiner.

            3.23 Disclosures. Neither this Agreement nor any Exhibit hereto, nor any Ancillary Agreement nor any report, certificate or instrument furnished by the Company to the Purchaser or their counsel in connection with the transactions contemplated by this Agreement, including without limitation the Business Plan of the Company dated April 12, 2005 (the "Plan"), when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Each projection furnished in the Plan was prepared in good faith based on reasonable assumptions and represents the Company's best estimate of future results based on information available as of the date of the Plan.

            3.24 Investment. The Company is acquiring the Purchaser Common Stock for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, the Company has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

      4. Representations of the Purchaser. The Purchaser represents and warrants to the Company as follows:

            4.1 Organization and Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and all other agreements required to be executed by the Purchaser at or prior to the Initial Closing pursuant to Section 2 (the "Ancillary Agreements"). The Purchaser has at all times complied in all material respects with all provisions of its Certificate of Incorporation and its Bylaws and is not in default under, or in violation of, any such provision.

            4.2 Issuance of Purchaser Common Stock. The issuance, sale and delivery of the Purchaser Common Stock in accordance with this Agreement have been, or will be on or prior to the Initial Closing, duly authorized by all necessary corporate action on the part of the Purchaser, and all such shares have been duly reserved for issuance. The Purchaser Common Stock when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement will be duly and validly issued, and free of restrictions on transfer other than restrictions imposed or created under this Agreement, the Ancillary Agreements or the Purchaser's Bylaws, or by applicable law.

            4.3 Authority for Agreement; No Conflict. The execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement has been, and the Ancillary Agreements when executed at the Initial Closing will be, duly executed and delivered by the Purchaser and constitute valid and binding obligations of the Purchaser enforceable in accordance with their respective terms, except as may be limited by bankruptcy or equitable principles. The execution and delivery of this Agreement and the Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby and the compliance with their respective provisions by the Purchaser will not
(a) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Purchaser, (b) require on the part of the Purchaser any filing with, or any permit, order, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Purchaser is a party or by which the Purchaser is bound or to which its assets are subject, (d) result in the imposition of any Security Interest upon any assets of the Purchaser or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law).

            4.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Purchaser in connection with the offer, issuance, sale and delivery of the shares or the other transactions to be consummated at the Initial Closing, as contemplated by this Agreement and the Ancillary Agreements, except such filings as shall have been made prior to and shall be effective on and as of the Initial Closing and such filings required to be made after the Initial Closing under applicable federal and state securities laws. Based on the representations made by the Company in Section 3 of this Agreement, the offer and sale of the Purchaser Common Stock to the Company will be in compliance with applicable federal and state securities laws.

            4.5 Investment. The Purchaser is acquiring the Units for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

            4.6 Accredited Investor. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

            4.7 Authority. The Purchaser has full power and authority to enter into and to perform this Agreement and the Ancillary Agreements in accordance with their terms. The Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

            4.8 Experience. The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement, has read the Plan and has made detailed inquiry concerning the Company, its business and its personnel; the officers and managing members of the Company have made available to the Purchaser any and all written information which it has requested and have answered to the Purchaser's satisfaction all inquiries made by the Purchaser; and the Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and the Purchaser is able financially to bear the risks thereof.

            4.9 Publicity. The Purchaser agrees that no disclosure of this Agreement, the Ancillary Agreements and the transactions contemplated thereunder shall be made to any third party without the consent of the Company, except as may be required by law, in which event the Company shall be given an opportunity to review, in advance, the proposed disclosure. The Purchaser acknowledges that the Company agrees that the Purchaser shall be permitted to announce that the parties have entered into this Agreement so long as the Company shall be given an opportunity to review and approve the announcement.

      5. Covenants.

            5.1 Publicity. The Company agrees that no disclosure of this Agreement, the Ancillary Agreements and the transactions contemplated thereunder shall be made to any third party without the consent of the Purchaser, except as may be required by law, in which event the Purchaser shall be given an opportunity to review, in advance, the proposed disclosure. The Company agrees that the Purchaser shall be permitted to announce that the parties have entered into this Agreement so long as the Company shall be given an opportunity to review and approve the announcement.

            5.2 Further Assurances. If the Purchaser shall consummate such Additional Closings and at the time the Purchaser shall acquire a majority of the voting control of the Company (a "Change of Control Event"), the Company shall use its best efforts to: (a) obtain all consents and approvals necessary in connection with a Change of Control Event; (b)at the Purchaser's reasonable request, execute and deliver all instruments of conveyance and transfer deemed necessary by the Purchaser and its counsel in connection with a Change of Control Event; and (c) take or cause to be taken all actions, and do or cause to be done, all things, necessary and proper to consummate a Change of Control Event as deemed reasonably necessary and advisable by the Purchaser and its counsel.

      6. Indemnification.

            6.1 By the Company. The Company hereby indemnifies and holds harmless the Purchaser from and against all claims, damages, losses, liabilities, costs and expenses (including without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) (collectively, the "Losses") in connection with each and all of the following (a "Breach of Warranty"):

                  (a) any misrepresentations or breach of any representation or warranty made by the Company in this Agreement;

                  (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement; and

                  (c) any misrepresentation contained in any statement, certificate or schedule furnished by the Company pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

            6.2 By the Purchaser. The Purchaser hereby indemnifies and holds harmless the Company from and against all claims, damages, losses, liabilities, costs and expenses (including without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) (collectively, the "Losses") in connection with each and all of the following (a "Breach of Warranty"):

                  (a) any misrepresentations or beach of any representation or warranty made by the Purchaser contained in this Agreement;

                  (b) any breach of any covenant, agreement or obligation of the Purchaser contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement; and

                  (c) any misrepresentation contained in any statement, certificate or schedule furnished by the Purchaser pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

            6.3 Claims for Indemnification. Whenever any claim shall arise for indemnification under this Section 6, the Purchaser in seeking indemnification (the "Indemnified Party"), shall promptly notify the Company of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Company, provided, however, that if suit shall have been instituted against the Indemnified Party and the Company shall not have taken control of such suit after notification thereof as provided in Subsection 6.3 of this Agreement, the Indemnified Party shall have the right to settle or compromise such claim upon giving notice to the Company as provided in Subsection 6.3.

            6.4 Defense by the Company. In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Company, at its sole cost and expense, may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if the Company acknowledges to the Indemnified Party in writing the obligation of the Company to indemnify the Indemnified Party with respect to all elements of such claim. If the Company assumes the defense of any such claim or legal proceeding, the Company shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceedings and at the sole cost and expense of the Company shall take all steps necessary in the defense or settlement thereof. The Company shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Company does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made: (a) the Indemnified Party may defend against such claim in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Company, on such terms as the Indemnified Party may deem appropriate, and (b) the Company shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Company thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Company shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

            6.5 Payment of Indemnification Obligation. The Company hereby agrees that any claim for indemnification by the Purchaser under this Section 6 or under any other provision of this Agreement may, at the option of the Purchaser, be offset against any amount remaining in escrow pursuant to Section 7 hereof. All indemnification by the Company hereunder (to the extent not satisfied in the manner specified in the preceding sentence), shall be effected, by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification liability; provided, however, the Purchaser shall permit the Company to sell number of shares of Purchaser Common Stock determined by a fraction, the numerator of which is the amount of the indemnification liability and the denominator of which is the fair market value of a share of Purchaser Common Stock as of the date of determination, in order to remit such cash payment to the Purchaser.

            6.6 Survival of Representations; Claims for Indemnification. All representations and warranties made by the Company in this Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Initial Closing and any investigation at any time made by or on behalf of the Indemnified Party for a period of 18 months. All such representations and warranties shall expire on the 18-month anniversary of the date of the Initial Closing, except for claims, if any, (a) asserted in writing prior to such 18-month anniversary identified as a claim for indemnification purposes pursuant to this Section 6, or (b) which are based upon fraud by the Company, which shall survive until the earlier of (i) expiration of the applicable statute of limitations and (ii) the date on which the matter is finally resolved.

            6.7 Limitation. The Company shall not be liable under this Section 6 until any Losses arising therefrom exceed $10,000 (at which point the Company shall become liable for all Losses under this Section 6 in excess of $10,000). In no event shall the Company be obligated to make payment under this Section 6 in respect of any Losses incurred by Purchaser in excess of the amount of the cash portion of the Purchase Price actually received by the Company hereunder. In addition to the foregoing, the Escrow Agreement is intended to secure the indemnification obligations of the Company under this Agreement. However, the rights of the Purchaser under this Section 6 shall not be limited to the Escrow Fund (as defined below) nor shall the Escrow Agreement be the exclusive means for the Purchaser to enforce its rights. The indemnification provisions set forth in this Section 6 and the Escrow Fund set forth in Section 7 below represent the sole and exclusive remedy of the parties with respect to claims for Losses arising hereunder.

      7. Escrow. At the Initial Closing, 738,453 shares (the "Escrow Fund") of Purchaser Common Stock, issuable pursuant to Section 2.1(k), shall be held in escrow for the purpose of securing any indemnification obligations by the Company which may arise from the date of the Initial Closing until 18 months after the Initial Closing, as set forth in the Escrow Agreement in the form to be mutually agreed upon by the parties hereto and to be attached hereto as Exhibit M prior to the Initial Closing. The Escrow Agreement shall provide for, among other things, that (a) if an indemnification claim is made by the Purchaser within the first three months of the Initial Closing, the shares of Purchaser Common Stock held in escrow shall be valued at $2.10 per share, and
(b) if an indemnification claim is made by the Purchaser after the first three months following the Initial Closing, the shares of Purchaser Common Stock held in escrow shall be valued at the price per share equal to the average closing price of the Purchaser Common Stock over the ten trading days prior to the date such indemnification claim is made by the Indemnified Party. Notwithstanding the foregoing, the Purchaser reserves the right to include an additional number of shares of Purchaser Common Stock to be held in the Escrow Fund, in an amount to be mutually agreed upon by the parties hereto prior to the Initial Closing, to address any outstanding intellectual property due diligence issues.

      8. Miscellaneous.

            8.1 Successors and Assigns. This Agreement and the Ancillary Agreements, and the rights and obligations of the Purchaser hereunder and thereunder, may be assigned by the Purchaser to (a) any person or entity to which the Units are transferred by the Purchaser pursuant to the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Purchaser or a sale or other disposition of all or substantially all of the assets of the Purchaser in one or a series of transactions or (b) to any Affiliate (as defined in the Securities Act) of the Purchaser, and in each such case, the transferee shall be deemed a "Purchaser" for purposes of this Agreement. Notwithstanding the foregoing, the Company may not assign its rights under this Agreement or any Ancillary Agreement (whether by merger, consolidation, sale of assets, sale or equity securities or otherwise) without the prior written consent of the Purchaser.

            8.2 Expenses. Except as otherwise agreed, each of the Company and the Purchaser shall be responsible for its own respective costs and expenses, including legal fees, incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated thereunder.

            8.3 Brokers. Each of the Company and the Purchaser (a) represents and warrants to the other party hereto that it has not retained a finder, broker, investment banker or intermediary in connection with the transactions contemplated by this Agreement, other than, in the case of the Company, Peregrine Capital Partners, LLC (who is a financial advisor to the Company and whose fee shall be capped at $50,000), and (b) will indemnify and save the other party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

            8.4 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            8.5 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

            8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the Business Corporation Law of the State of New York, as to matters within the scope thereof, and the internal laws of the State of New York (without reference to the conflicts of law provisions thereof), as to all other matters.

            8.7 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (a) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

         If to the Company, at 150 Lucius Gordon Drive, Suite 218, West Henrietta, New York 14586, Attention: President, or at such other address as may have been furnished in writing by the Company to the other party hereto, with a copy to Boylan, Brown, Code, Vigdor and Wilson, LLP, 2400 Chase Square, Rochester, NY 14604, Attention: Robert Brown, Esq.; or

         If to the Purchaser, at 150 Lucius Gordon Drive, Suite 215, West Henrietta, New York 14586, Attention: President, or at such other address as may have been furnished in writing by the Purchaser to the other party hereto, with a copy to Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey 08540, Attention: David J. Sorin, Esq.

         Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

            8.8 Complete Agreement. This Agreement (including its Exhibits) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

            8.9 Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchaser. Any amendment, termination or waiver effected in accordance with this Section 8.10 shall be binding on all parties hereto. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

            8.10 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

            8.11 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

            8.12 Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

         Executed as of the date first written above.



                                        COMPANY:

                                        MYOTECH, LLC


                                        By: /s/ Jeffrey L. Helfer
                                            -----------------------------
                                        Name:  Jeffrey L. Helfer
                                        Title: President & CEO



                                        PURCHASER:

                                        BIOPHAN TECHNOLOGIES, INC.


                                        By: /s/ Robert J. Wood
                                            -----------------------------
                                        Name:  Robert J. Wood
                                        Title: VP and CFO




               [Signature page to Securities Purchase Agreement]